Exhibit 99.1

Moelis & Company Reports Second Quarter and First Half 2024 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

•
Second quarter GAAP revenues of $264.6 million; Adjusted revenues of $264.6 million, up 45% from the prior year period
•
First half GAAP revenues of $482.1 million; Adjusted revenues of $482.1 million, up 31% from the prior year period
•
GAAP net income of $0.17 per share (diluted) for the second quarter and $0.39 per share (diluted) for the first half of 2024; Adjusted net income of $0.18 per share (diluted) for the second quarter and $0.40 per share (diluted) for the first half of 2024
•
Continued to execute on our growth strategy:
―
Year-to-date, promoted seven advisory professionals to Managing Director and hired seven Managing Directors, including three Managing Director hires focused on Technology, Industrials and Capital Structure Advisory since our last earnings release
•
Strong balance sheet with cash and short-term investments of $191.3 million and no debt or goodwill
―
Declared quarterly dividend of $0.60 per share

NEW YORK, July 24, 2024 – Moelis & Company (NYSE:MC) today reported financial results for the quarter ended June 30, 2024. The Firm's second quarter GAAP revenues were $264.6 million as compared with $179.9 million in the prior year period. On an Adjusted basis, the Firm’s second quarter revenues of $264.6 million increased 45% from the prior year period. The Firm reported second quarter GAAP net income of $14.9 million, or $0.17 per share (diluted). On an Adjusted basis, the Firm reported net income of $14.5 million and $0.18 per share (diluted) for the second quarter of 2024, which compares with a net loss of $2.6 million, or ($0.04) per share, in the prior year period.

GAAP revenues for the first half of 2024 were $482.1 million. On an Adjusted basis, the Firm's first half revenues of $482.1 increased 31% from the prior year period. The Firm reported first half GAAP net income of $32.4 million, or $0.39 million per share (diluted). On an Adjusted basis, the Firm reported net income of $32.8 million, or $0.40 per share (diluted) in the first half of 2024, as compared with net income of $1.2 million, or $0.02 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first half of 2024 include net tax benefits of approximately $0.14 per share (diluted) related to the settlement of share-based awards.

"Our second quarter results reflect improved performance across all of our major product areas and increasing momentum in our business. We remain focused on serving our clients and executing on our growth strategy as the transaction environment improves," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2024	2023	Variance	2024	2023	Variance

Revenues	$264,586	$179,871	47%	$264,586	$182,243	45%
Income (loss) before income taxes	21,776	(15,215)	N/M	21,932	(4,574)	N/M
Provision (benefit) for income taxes	6,855	(1,969)	N/M	7,439	(1,936)	N/M
Net income (loss)	14,921	(13,246)	N/M	14,493	(2,638)	N/M
Net income (loss) attributable to noncontrolling interests	1,760	(1,272)	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$13,161	$(11,974)	N/M	$14,493	$(2,638)	N/M
Diluted earnings (loss) per share	$0.17	$(0.17)	N/M	$0.18	$(0.04)	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2024	2023	Variance	2024	2023	Variance

Revenues	$482,071	$367,691	31%	$482,071	$367,542	31%
Income (loss) before income taxes	31,807	(14,860)	N/M	32,184	(4,219)	N/M
Provision (benefit) for income taxes	(599)	(5,177)	-88%	(607)	(5,408)	-89%
Net income (loss)	32,406	(9,683)	N/M	32,791	1,189	2,658%
Net income (loss) attributable to noncontrolling interests	2,679	(1,375)	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$29,727	$(8,308)	N/M	$32,791	$1,189	2,658%
Diluted earnings (loss) per share	$0.39	$(0.12)	N/M	$0.40	$0.02	1,900%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $264.6 million in the second quarter of 2024, as compared with $179.9 million in the prior year period. On an Adjusted basis, we earned revenues of $264.6 million in the second quarter of 2024, as compared with $182.2 million in the prior year period, representing an increase of 45%. The increase in second quarter revenues is attributable to an increase in transaction completions across all key products as compared with the prior year period.

For the first half of 2024, we earned GAAP revenues of $482.1 million, as compared with $367.7 million in the prior year period. On an Adjusted basis, we earned revenues of $482.1 million, in the first half of 2024, as compared with $367.5 million in the prior year period, or an increase of 31%. The increase in revenues in both current year periods is attributable to an increase in transaction completions across all key product areas as compared with the prior year period.

We continued to execute on our strategy of organic growth, and since our last earnings release, we hired three Managing Directors in Technology, Industrials and Capital Structure Advisory.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Expenses:
Compensation and benefits	$197,873	$145,794	36%	$198,705	$145,794	36%
% of revenues	74.8%	81.1%		75.1%	80.0%
Non-compensation expenses	$46,645	$43,663	7%	$46,645	$43,243	8%
% of revenues	17.6%	24.3%		17.6%	23.7%
Total operating expenses	$244,518	$189,457	29%	$245,350	$189,037	30%
% of revenues	92.4%	105.3%		92.7%	103.7%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Expenses:
Compensation and benefits	$362,348	$294,033	23%	$362,036	$294,033	23%
% of revenues	75.2%	80.0%		75.1%	80.0%
Non-compensation expenses	$93,853	$84,635	11%	$93,853	$84,215	11%
% of revenues	19.5%	23.0%		19.5%	22.9%
Total operating expenses	$456,201	$378,668	20%	$455,889	$378,248	21%
% of revenues	94.6%	103.0%		94.6%	102.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $244.5 million for the second quarter of 2024. On an Adjusted basis, operating expenses were $245.4 million for the second quarter of 2024, as compared with $189.0 million in the prior year period. For the first half of 2024, total operating expenses on a GAAP basis were $456.2 million. On an Adjusted basis, operating expenses were $455.9 million for the first half of 2024 as compared with $378.2 million in the prior year period. The increase in operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses, as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $197.9 million for the second quarter of 2024, as compared with $145.8 million in the prior year period. Adjusted compensation and benefits expenses were $198.7 million for the second quarter of 2024, as compared with $145.8 million in the prior year period. For the first half of 2024, compensation and benefits expenses on a GAAP basis were $362.3 million, as compared with $294.0 million in the prior year period. On an Adjusted basis, compensation and benefits expenses for the first half of 2024 were $362.0 million, as compared with $294.0 million in the prior year period. The increase in compensation and benefits expenses during both current year periods is primarily attributable to increased headcount and a higher bonus expense accrual, as a result of higher revenues earned, as compared with the prior year periods.

Non-compensation expenses on a GAAP and Adjusted basis were $46.6 million for the second quarter of 2024, as compared with GAAP non-compensation expenses of $43.7 million and Adjusted non-compensation expenses of $43.2 million in the prior year period. The increase in non-compensation expenses in the second quarter of 2024 is primarily attributable to greater headcount as compared with the prior year period. For the first half of 2024, GAAP and Adjusted non-compensation expenses were $93.9 million as compared with GAAP non-compensation expenses of $84.6 million and Adjusted non-compensation expenses of $84.2 million in the prior year period. The increase in non-compensation expenses in the first half of 2024 is primarily attributable to increased headcount as compared to the prior year period.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Other income (expenses)	$1,708	$(5,629)	N/M	$2,696	$2,220	21%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Other income (expenses)	$5,937	$(3,883)	N/M	$6,002	$6,487	-7%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $1.7 million for the second quarter of 2024, as compared with expense of $5.6 million in the prior year period. On an Adjusted basis, other income for the second quarter of 2024 was $2.7 million, as compared with $2.2 million in the prior year period.

For the first half of 2024, other income (expenses) on a GAAP basis was $5.9 million as compared with expense of $3.9 million in the prior year period. On an Adjusted basis, other income for the first half of 2024 was $6.0 million as compared with $6.5 million in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2024 operating results were taxed at our corporate effective tax rate resulting in a net tax expense of $7.4 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2024, we held cash and liquid investments of $191.3 million and had no funded debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on September 26, 2024, to common stockholders of record on August 5, 2024.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, July 24, 2024, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2024 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
m: +1 917 526 2340	m: +1 929 969 2918
matthew.tsukroff@moelis.com	alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$264,586	$179,871	$482,071	$367,691

Expenses
Compensation and benefits	197,873	145,794	362,348	294,033
Occupancy	7,073	6,872	14,162	12,706
Professional fees	5,961	6,907	12,126	11,853
Communication, technology and information services	11,990	11,215	24,234	22,049
Travel and related expenses	8,511	9,213	20,474	20,181
Depreciation and amortization	2,434	1,936	4,809	4,009
Other expenses	10,676	7,520	18,048	13,837
Total Expenses	244,518	189,457	456,201	378,668

Operating income (loss)	20,068	(9,586)	25,870	(10,977)
Other income (expenses)	1,708	(5,629)	5,937	(3,883)
Income (loss) before income taxes	21,776	(15,215)	31,807	(14,860)
Provision (benefit) for income taxes	6,855	(1,969)	(599)	(5,177)
Net income (loss)	14,921	(13,246)	32,406	(9,683)

Net income (loss) attributable to noncontrolling interests	1,760	(1,272)	2,679	(1,375)
Net income (loss) attributable to Moelis & Company	$13,161	$(11,974)	$29,727	$(8,308)

Weighted-average shares of Class A common stock outstanding
Basic	72,148,948	68,504,772	71,239,595	67,852,077
Diluted	75,788,525	68,504,772	75,593,865	67,852,077
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.18	$(0.17)	$0.42	$(0.12)
Diluted	$0.17	$(0.17)	$0.39	$(0.12)

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$197,873	$832	(a)	$198,705
Other income (expenses)	1,708	988	(a)(b)	2,696

Income (loss) before income taxes	21,776	156		21,932
Provision (benefit) for income taxes	6,855	584	(b)(c)	7,439
Net income (loss)	14,921	(428)		14,493

Net income (loss) attributable to noncontrolling interests	1,760	(1,760)	(d)	—
Net income (loss) attributable to Moelis & Company	$13,161	$1,332		$14,493

Weighted-average shares of Class A common stock outstanding
Basic	72,148,948	6,300,175	(d)	78,449,123
Diluted	75,788,525	6,300,175	(d)	82,088,700
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.18			$0.18
Diluted	$0.17			$0.18

(a)		Reflects a reclassification of $0.8 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)		Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$179,871	$2,372	(a)	$182,243

Non-compensation expenses	43,663	(420)	(b)	43,243
Other income (expenses)	(5,629)	7,849	(a)(b)(c)	2,220

Income (loss) before income taxes	(15,215)	10,641		(4,574)
Provision (benefit) for income taxes	(1,969)	33	(c)(d)	(1,936)
Net income (loss)	(13,246)	10,608		(2,638)

Net income (loss) attributable to noncontrolling interests	(1,272)	1,272	(e)	—
Net income (loss) attributable to Moelis & Company	$(11,974)	$9,336		$(2,638)

Weighted-average shares of Class A common stock outstanding
Basic	68,504,772	6,284,688	(e)	74,789,460
Diluted	68,504,772	6,284,688	(e)	74,789,460
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.17)			$(0.04)
Diluted	$(0.17)			$(0.04)

(a)

Reflects a reclassification of $2.4 million of other income to revenues related to net gains from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects adjustments of $10.4 million for expenses related to a regulatory settlement with the U.S. Securities and Exchange Commission ("SEC").
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$362,348	$(312)	(a)	$362,036
Other income (expenses)	5,937	65	(a)(b)	6,002

Income (loss) before income taxes	31,807	377		32,184
Provision (benefit) for income taxes	(599)	(8)	(b)(c)	(607)
Net income (loss)	32,406	385		32,791

Net income (loss) attributable to noncontrolling interests	2,679	(2,679)	(d)	—
Net income (loss) attributable to Moelis & Company	$29,727	$3,064		$32,791

Weighted-average shares of Class A common stock outstanding
Basic	71,239,595	6,313,635	(d)	77,553,230
Diluted	75,593,865	6,313,635	(d)	81,907,500
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.42			$0.42
Diluted	$0.39			$0.40

(a)	Reflects a reclassification of $0.3 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.4 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Together with the tax benefit related to the settlement of share-based awards of $11.6 million, we have a net tax benefit of $0.6 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.4 million, which is not included in the corporate tax provision for the period presented.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$367,691	$(149)	(a)	$367,542

Non-compensation expenses	84,635	(420)	(b)	84,215
Other income (expenses)	(3,883)	10,370	(a)(b)(c)	6,487

Income (loss) before income taxes	(14,860)	10,641		(4,219)
Provision (benefit) for income taxes	(5,177)	(231)	(c)(d)	(5,408)
Net income (loss)	(9,683)	10,872		1,189

Net income (loss) attributable to noncontrolling interests	(1,375)	1,375	(e)	—
Net income (loss) attributable to Moelis & Company	$(8,308)	$9,497		$1,189

Weighted-average shares of Class A common stock outstanding
Basic	67,852,077	6,190,394	(e)	74,042,471
Diluted	67,852,077	10,074,194	(e)	77,926,271
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.12)			$0.02
Diluted	$(0.12)			$0.02

(a)

Reflects a reclassification of $0.1 million of other income to revenues related to net losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects adjustments of $10.4 million for expenses related to a regulatory settlement with the SEC.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated; together with the tax benefit related to the settlement of share-based awards of $3.6 million, we have a net tax benefit of $5.4 million. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(e)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Diluted share count includes dilutive shares pursuant to the treasury stock method that are antidilutive to GAAP earnings per share.